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                                                                    EXHIBIT 11


               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE

(In thousands, except per share data)

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
                                           For the year ended September 30,
                                      ----------------------------------------
                                      1997               1996             1995
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
PRIMARY

Weighted average number of shares
     outstanding during the period    4,645            4,434            4,454

Assume exercise of warrants and
     options at beginning of the
     period or issue date               456              526              459

Shares assumed to be repurchased
     under treasury stock method       (253)            (356)            (332)
                                     ------          -------           ------

     TOTAL                            4,848            4,604            4,581
                                     ======          =======           ======

Net Income                           $7,175          $ 6,100          $ 5,195
                                     ======          =======          =======

     PRIMARY NET INCOME PER SHARE    $ 1.48          $  1.32          $  1.13
                                     ======          =======          =======

FULLY DILUTED

Weighted average number of shares
     outstanding during the period    4,645            4,434            4,454

Assume exercise of warrants and
     options at beginning of the
     period or issue date               456              526              459

Shares assumed to be repurchased
     under treasury stock method       (223)            (348)            (283)
                                     ------          -------          -------

     TOTAL                            4,878            4,612            4,630
                                     ======          =======          =======

Net Income                           $7,175          $ 6,100          $ 5,195
                                     ======          =======          =======

     FULLY DILUTED NET INCOME
     PER SHARE                       $ 1.47          $  1.32          $  1.12
                                     ======          =======          =======
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